Exhibit 99.1

FOR IMMEDIATE RELEASE

NORDSON CORPORATION REPORTS FOURTH-QUARTER FINANCIAL RESULTS; ACHIEVES RECORD 2006 FISCAL YEAR SALES AND EARNINGS PER SHARE

•	Worldwide Fourth-Quarter Sales Reach Record $241.5 Million

•	Fourth-Quarter Earnings Per Share Increase to Record $.82

•	2006 Fiscal Year Sales Grow 7 Percent to Record $892.2 Million

•	2006 Fiscal Year Earnings Per Share Reach $2.65

WESTLAKE, Ohio – December 19, 2006 – Nordson Corporation (Nasdaq:NDSN) today reported record sales and earnings for the fourth quarter, which ended October 31, 2006.  Sales for the fourth quarter reached $241.5 million, a 1 percent increase over sales of  $238.9 million for the same period of 2005. Favorable currency effects accounted for the majority of the increase. All sales and volume amounts for 2006 and prior periods exclude revenue associated with Nordson’s Fiber Systems Group, which was sold in October 2006.

On a diluted basis, fourth-quarter earnings per share from continuing operations were $.87, as compared to the prior year’s $.84. Reflecting the fourth-quarter 2006 sale of the Fiber Systems Group, diluted fourth-quarter earnings per share from discontinued operations were a loss of $.05, as compared to the prior year’s loss of $.04. This after-tax result reflects the operational results for the quarter combined with the one-time effect of the business sale.

Fourth-quarter sales volume for the Finishing and Coating Systems segment was up 11 percent. Volume in the Advanced Technology Systems segment was up 3 percent. Volume was down 4 percent in the Adhesive Dispensing Systems segment.

On a geographic basis, fourth-quarter volume was up 10 percent in the Asia Pacific region, 2 percent in Europe and 1 percent in Japan. Volume was down in the United States and the Americas by 4 percent and 9 percent, respectively.

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Nordson Corporation Reports Fourth-Quarter Financial Results
December 19, 2006

Annual sales for the fiscal year, which ended October 31, 2006, were a record $892.2 million, a 7 percent increase from fiscal 2005 sales of $832.2 million. Volume gains of 8 percent were offset by unfavorable currency effects of 1 percent. Full year diluted earnings per share from continuing operations were a record $2.86, compared to $2.31 in 2005. Diluted earnings per share from discontinued operations for the year were a loss of $.21, as compared to a loss of $.17 in 2005.

Backlog at year end was approximately $69 million, compared with $75 million for the same period of the prior year. These backlog amounts are calculated at 2006 exchange rates and exclude the Fiber Systems Group.

“I am pleased by Nordson’s strong performance in fiscal year 2006, with both our sales volume and earnings per share reaching record levels,” said Edward P. Campbell, chairman and chief executive officer.

“Though our Advanced Technology segment grew at a decelerated rate in the fourth quarter, the segment performed exceptionally well in fiscal 2006, growing 20 percent,” Campbell said. “I am encouraged by the fourth quarter performance of our Finishing and Coating Systems segment, which grew 11 percent. In addition, we made significant progress in improving the profitability of the Finishing businesses.”

“With the sale of the Fiber Systems Group, we expect improved operating margins in our Adhesive Dispensing Systems segment in 2007 and beyond,” Campbell added.

Nordson will broadcast its fourth-quarter conference call on the investor relations page of its Web site, www.nordson.com, on Wednesday, December 20, 2006 at 8:30 a.m. EST. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at (440) 414-5344.

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Nordson Corporation Reports Fourth-Quarter Financial Results
December 19, 2006

Except for historical information and comparisons contained herein, statements included in this release may constitute “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company’s filing with the Securities and Exchange Commission that could cause actual results to differ.

Nordson Corporation is one of the world’s leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has more than 3,600 employees worldwide, and direct operations and sales support offices in 30 countries.

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Contact:	Derrick Johnson, Director, Corporate Communications
Phone:	(440) 414-5639
E-mail:	djohnson@nordson.com

A summary of sales, income and earnings is presented in the attached tables.

FOURTH QUARTER PERIOD
Period Ending October 31, 2006
(Unaudited)

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands except for per-share amounts)

CONSOLIDATED STATEMENT OF INCOME

	Fourth Quarter		Year-to-Date

	2006	2005	2006	2005

Net sales	$241,512	$238,867	$892,221	$832,179
Cost of sales	102,088	106,646	379,800	362,824
Selling & administrative expenses	97,998	88,366	364,806	338,657

Operating profit	41,426	43,855	147,615	130,698
Interest expense - net	(2,022)	(3,229)	(10,150)	(11,999)
Other income (expense) - net	(616)	393	(1,031)	1,586

Income before income taxes	38,788	41,019	136,434	120,285
Income taxes	9,310	11,725	38,767	35,775

Income from continuing operations	29,478	29,294	97,667	84,510
Loss from discontinued operations, net of tax	(1,692)	(1,391)	(7,069)	(6,172)

Net income	$27,786	$27,903	$90,598	$78,338

Continuing operations return on sales	12%	12%	11%	10%
Continuing operations return on average shareholders’ equity	28%	31%	26%	21%
Average common shares outstanding (000’s)	33,390	34,119	33,365	35,718
Average common shares and common share equivalents (000’s)	34,015	34,919	34,180	36,527
Per share:
Basic earnings from continuing operations	$.88	$.86	$2.93	$2.37
Basic earnings from discontinued operations	$(.05)	$(.04)	$(.21)	$(.18)

Total	$.83	$.82	$2.72	$2.19
Diluted earnings from continuing operations	$.87	$.84	$2.86	$2.31
Diluted earnings from discontinued operations	$(.05)	$(.04)	$(.21)	$(.17)

Total	$.82	$.80	$2.65	$2.14
Dividends paid	$.17	$.165	$.67	$.645

FOURTH QUARTER PERIOD
Period Ending October 31, 2006
(Unaudited)

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands except for per-share amounts)

CONSOLIDATED BALANCE SHEET

	October 31, 2006	October 30, 2005

Cash and marketable securities	$48,868	$11,533
Receivables	190,459	177,340
Inventories	83,688	80,588
Other current assets	24,289	36,353
Current assets of discontinued operations	—	5,902

Total current assets	347,304	311,716
Property, plant & equipment - net	105,415	108,306
Other assets	370,171	359,778
Long-term assets of discontinued operations	—	8,726

	$822,890	$788,526

Notes payable and debt due within one year	$70,188	$72,079
Accounts payable and accrued liabilities	171,137	173,109
Current liabilities of discontinued operations	—	4,886

Total current liabilities	241,325	250,074
Long-term debt	47,130	101,420
Other liabilities	103,907	106,120
Total shareholders’ equity	430,528	330,912

	$822,890	$788,526

Other information:
Employees	3,645	3,653
Common shares outstanding (000’s)	33,411	32,911

FOURTH QUARTER PERIOD
Period Ending October 31, 2006
(Unaudited)

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands)

	Fourth Quarter		% Growth over 2005			Year-to-Date		% Growth over 2005

SALES BY BUSINESS SEGMENT	2006	2005	Volume	Currency	Total	2006	2005	Volume	Currency	Total

Adhesive dispensing systems	$137,042	$140,741	-4.0%	1.4%	-2.6%	$507,959	$494,682	4.5%	-1.8%	2.7%
Finishing & coating systems	42,457	37,999	11.1%	0.6%	11.7%	145,004	137,690	6.4%	-1.1%	5.3%
Advanced technology systems	62,013	60,127	2.6%	0.5%	3.1%	239,258	199,807	20.1%	-0.4%	19.7%

Total sales by business segment	$241,512	$238,867	0.1%	1.0%	1.1%	$892,221	$832,179	8.5%	-1.3%	7.2%

	Fourth Quarter		Year-to-Date

OPERATING PROFIT BY BUSINESS SEGMENT	2006	2005	2006	2005

Adhesive dispensing systems	$30,829	$34,661	$110,604	$106,584
Finishing & coating systems	6,286	835	8,765	1,407
Advanced technology systems	13,639	14,252	56,976	41,523
Corporate	(9,328)	(5,893)	(28,730)	(18,816)

Total operating profit by business segment	$41,426	$43,855	$147,615	$130,698

	Fourth Quarter		% Growth over 2005			Year-to-Date		% Growth over 2005

SALES BY GEOGRAPHIC REGION	2006	2005	Volume	Currency	Total	2006	2005	Volume	Currency	Total

United States	$78,152	$81,434	-4.0%	—	-4.0%	$291,242	$279,074	4.4%	—	4.4%
Americas	15,668	17,051	-9.3%	1.2%	-8.1%	64,928	59,400	6.8%	2.5%	9.3%
Europe	84,029	79,340	1.8%	4.1%	5.9%	314,287	298,692	7.6%	-2.4%	5.2%
Japan	26,830	27,649	1.4%	-4.4%	-3.0%	86,982	89,757	3.8%	-6.9%	-3.1%
Asia Pacific	36,833	33,393	9.5%	0.8%	10.3%	134,782	105,256	27.4%	0.7%	28.1%

Total Sales by Geographic Region	$241,512	$238,867	0.1%	1.0%	1.1%	$892,221	$832,179	8.5%	-1.3%	7.2%

	Fourth Quarter		Year-to-Date

SELECTED SUPPLEMENTAL INFORMATION	2006	2005	2006	2005

Depreciation and amortization	$6,438	$6,015	$23,310	$23,459
Capital expenditures	$3,010	$4,544	$13,610	$15,379
Dividends paid	$5,689	$5,969	$22,372	$23,378